EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A
Statement to Note Holders As of and for the period ended: 06/30/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

          (i) The amount of principal payments made with respect to each class of Notes during June, 2003;

                                 Class                     Principal Paid
                                  A-1                      $13,565,291.63
                                  A-2                               $0.00
                                  A-3                               $0.00
                                  A-4                               $0.00
                                  A-5                               $0.00
                                  A-6                               $0.00
                                  B                                 $0.00

          (ii) The amount of interest payments made with respect to each class of Notes during June, 2003;
                                  Class                     Interest Paid
                                   A-1                        $593,055.56
                                   A-2                      $1,773,070.06
                                   A-3                        $118,158.48
                                   A-4                        $118,249.44
                                   A-5                         $62,212.50
                                   A-6                         $61,290.83
                                   B                           $46,773.22

           (iii) The aggregate principal balance of the Financed Eligible Loans as of the close of business on June 30, 2003;

         Principal Balance of Financed Eligible Loans     $782,907,922.49

          (iv) The aggregate outstanding principal amount of each class of Notes;

                                Class               Principal Outstanding
                                 A-1                      $111,434,708.37
                                 A-2                      $319,025,000.00
                                 A-3                      $116,950,000.00
                                 A-4                      $116,950,000.00
                                 A-5                       $59,250,000.00
                                 A-6                       $59,250,000.00
                                 B                         $42,350,000.00
                                 Total                    $825,209,708.37

          (v) The interest rate for each class of Notes at June 30, 2003 and the next Distribution Date for each class;

                  Class         Interest Rate         Next Distribution Date
                  A-1               1.160%                     9/29/03
                  A-2               1.400%                     9/29/03
                  A-3               1.140%                     7/25/03
                  A-4               1.300%                     7/07/03
                  A-5               1.200%                     7/15/03
                  A-6               1.150%                     7/22/03
                  B                 1.420%                     7/07/03

          (vi) The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

                                                                            % of Total Principal
          Delinquencies       Number of Loans   Principal Outstanding            Outstanding
            31-60 Days           1,133             $22,722,630.70                  2.90%
            61-90 Days             200               3,688,785.53                  0.47%
            91-120 Days            218               4,174,514.52                  0.53%
           121-150 Days            172               3,144,140.00                  0.40%
           151-180 Days            114               2,548,286.29                  0.33%
           181-210 Days             66               1,087,060.09                  0.14%
           211-240 Days             53               1,215,416.31                  0.16%
           Claims Pending          135               2,524,689.34                  0.32%
           Claims Filed             17                 410,598.37                 0.05%

           (vii) The total value of the Trust and outstanding principal amount of the Notes as of the close of business on June 30, 2003;

                  Assets
                  Cash & Cash Equivalents                     $5,076,124.89
                  Student Loan Receivables                  $782,907,922.49
                  Reserves *                                  $8,387,750.00
                  Accrued Interest Receivable                 $6,376,623.48
                  Other Assets                                $3,810,115.03
                  Total Assets                              $806,558,535.89
* Pending release of $135,652.92 in reserve funds to reflect minimum reserve balance required as of June 30, 2003.

                  Liabilities

                  Notes Payable
                  Class A-1                                $111,434,708.37
                  Class A-2                                $319,025,000.00
                  Class A-3                                $116,950,000.00
                  Class A-4                                $116,950,000.00
                  Class A-5                                 $59,250,000.00
                  Class A-6                                 $59,250,000.00
                  Class B                                   $42,350,000.00
                  Total Notes Outstanding                  $825,209,708.37

                  Other Liabilities                          $7,110,231.44